Exhibit 99.1 NEWS RELEASE

January 8, 2021
Noble Midstream Partners Adds Chevron Dedication in DJ Basin
Houston, Texas - Noble Midstream Partners LP (NASDAQ: NBLX) (Noble Midstream or the Partnership) announced that the Partnership has entered into an agreement with a Chevron Corporation (NYSE: CVX) (Chevron) subsidiary to provide oil transmission services from the Wells Ranch development area to Platteville, Colorado, for long-haul transportation out of the DJ Basin. With this agreement, Noble Midstream will now be responsible for substantially all crude oil gathering and intermediate oil transportation services from the Wells Ranch development area.
Concurrent with this new transmission service, Noble Midstream has executed a capacity lease with a subsidiary of Energy Transfer LP (NYSE: ET) for capacity on Energy Transfer’s Wattenberg Oil Trunkline (WOT). The Partnership has contracted for the ability to utilize a substantial portion of the capacity on this in-service pipeline through 2031. The WOT pipeline terminates in Platteville, Colorado, where Noble Midstream has extensive existing infrastructure and storage with access to all four major long-haul pipelines in the DJ Basin.
The WOT capacity lease highlights Noble Midstream’s strategy to seek highly accretive and capital-efficient opportunities to best serve customer needs. Additionally, this transaction furthers the Partnership’s objective to high-grade and diversify its cash flow profile.
John Reuwer, Vice President of Business and Corporate Development of the Partnership stated, “This important transaction marks the first business development agreement with Chevron as well as a new commercial partnership with a key midstream provider in the DJ Basin. The WOT capacity lease provides both operational support and value for Chevron and the Partnership and gives Noble Midstream the ability to add incremental third-party business and further bolster our strong presence in the DJ Basin.”
About Noble Midstream
Noble Midstream is a master limited partnership originally formed by Noble Energy, Inc. and majority-owned by Chevron Corporation to own, operate, develop and acquire domestic midstream infrastructure assets. Noble Midstream currently provides crude oil, natural gas, and water-related midstream services and owns equity interests in oil pipelines in the DJ Basin in Colorado and the Delaware Basin in Texas. Noble Midstream strives to be the midstream provider and partner of choice for its safe operations, reliability, and strong relationships while enhancing value for all stakeholders. For more information, please visit www.nblmidstream.com.
Cautionary Statements
This news release contains certain “forward-looking statements” within the meaning of federal securities law. Words such as “anticipates”, “believes”, “expects”, “intends”, “will”, “should”, “may”, “estimates”, “strategy”, “objective” and similar expressions may be used to identify forward-looking statements. Forward-looking statements are not statements of historical fact and reflect the Partnership’s current views about future events. No assurances can be given that the forward-looking statements contained in this news release will occur as projected, and actual results may differ materially from those projected. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties that could cause actual results to differ materially from those projected. For further discussion of risks and uncertainties, you should refer to those described under “Risk Factors” and “Forward-Looking Statements” in the Partnership’s most recent Annual Report on Form 10-K and in other reports we file with the Securities and Exchange Commission. These reports are also available from the Partnership’s office or website, www.nblmidstream.com. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Noble Midstream does not assume any obligation to update forward-looking statements should circumstances, management’s estimates, or opinions change.

Contacts
Park Carrere
Investor Relations
(281) 872-3208
park.carrere@nblmidstream.com

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